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                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549



                              FORM 8-K

                            CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) June 2, 1997

                        Summit Medical Systems, Inc.
            (Exact name of registrant as specified in charter)


        Minnesota                   0-26390           41-1545493
(State of other jurisdiction  (Commission     (IRS Employer
     of incorporation)       File Number)     Identification No.)

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10900 Red Circle Drive, Minnetonka, Minnesota             55343
(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code (612) 939-2200



                                 N/A
        (Former name or former address, if changed since last report)



Item 4.   Changes in Registrant's Certifying Accountant.

    On June 2, 1997, Summit Medical Systems, Inc. (the "Company") advised Ernst
& Young LLP ("Ernst & Young") that the Company was discontinuing Ernst & Young's services as the Company's independent accountants. The decision to discontinue
Ernst & Young was unanimously approved by the Board of Directors of the Company.
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    As previously announced by the Company, the Company's management and outside legal counsel began an investigation of the Company's accounting practices after concerns were brought to the attention of senior management and the Company's
Board of Directors by a new chief financial officer on February 27, 1997. The outside legal counsel to the Company also retained Arthur Andersen LLP ("Arthur
Andersen") to assist in the investigation. At the same time, Ernst & Young expanded the scope of its audit procedures. As a result of the investigation and the expanded audit procedures, the Company included restatements of previously reported financial position and results of operations for the years 1994 and
1995 and the nine months ended September 30, 1996 as part of its Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the
Securities and Exchange Commission on April 4, 1997 (the "Annual Report").
Included in the Annual Report are the audited financial statements for the year ended December 31, 1996, accompanied by the report of Ernst & Young.

     Ernst & Young's reports on the financial statements of the Company for the fiscal years ended December 31, 1995 and 1996 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

    To the knowledge of the present executive management and the Board of Directors of the Company, in connection with the audits of the Company's financial statements for each of the two fiscal years ended December 31, 1995 and 1996, and for the subsequent interim period, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in its reports. In a meeting with the Audit
Committee of the Board of Directors of the Company after Ernst & Young's audit of the Company's December 31, 1996 financial statements, Ernst & Young advised the Audit Committee of Ernst & Young's view that there was a material weakness in the internal controls in the Company's accounting and financial reporting systems related to the circumstances surrounding the restatement.

    Arthur Andersen has been and continues to be engaged by the outside legal counsel of the Company in connection with the investigation referred to above.

Item 7.   Financial Statements and Exhibits.

    (c)  Exhibits.

        Exhibit No.    Description of Document

        16. Letter dated June 9, 1997, from Ernst & Young LLP to the Securities and Exchange Commission.


                              SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
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                                    Summit Medical Systems, Inc.

Date:  June 9, 1997                 By:  /s/ Kevin R. Green
                                    Its:  President